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               GROSS, KLEINHENDLER, HODAK, HALEVY, GREENBERG & CO.
                                   LAW OFFICES
           One Azrieli Center, Circular Tower, Tel-Aviv, 67021 Israel
                   Tel: +972-3-607-4444, Fax: +972-3-607-4422
                                 law@gkh-law.com


                                                    Exhibit 5.1
                                                    Tel Aviv,  February  7, 2002
                                                    Our ref: 9308/1501

Gilat Satellite Networks Ltd.
21 Yegia Kapayim Street
Daniv Park, Kiryat Arye
Petah Tikva 49130
Israel


    RE: REGISTRATION STATEMENT ON FORM F-4 FOR GILAT SATELLITE NETWORKS LTD.
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Ladies and Gentlemen:

We are Israeli counsel to Gilat Satellite Networks Ltd. (the "Company"), and have acted as such in connection with the preparation of Amendment No. 2 to the Registration Statement on Form F-4 (File No. 333-71422) (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") on February 7, 2002 under the Securities Act of 1933, as amended (the "Act"), in connection with the issuance of up to 466,105 ordinary shares, par value NIS 0.01 per share of the Company (the "Ordinary Shares"), upon the exercise of an option granted to rStar Corporation ("rStar") to purchase the Ordinary Shares (the "Option") in connection with a tender offer for common stock of rStar in exchange for cash and Ordinary Shares.

In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined, or have arranged for the examination by an attorney or attorneys under our general supervision, originals or copies of originals, certified or otherwise identified to our satisfaction, of all agreements, documents, certificates and other statements of governmental officials and other instruments, and we have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

We are advocates qualified to practice law only in the State of Israel and are not admitted to practice in any other jurisdiction, nor are we or do we purport to be experts on the laws of any other jurisdiction. The opinions expressed herein are rendered solely with respect to the laws of the State of Israel.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Ordinary Shares will be legally issued, fully paid and nonassessable upon their issuance in accordance with the terms of the Option as described in the Registration Statement.

We hereby consent to use of our name in the Registration Statement under the caption "Taxation" and to the filing of this opinion as an exhibit to the Registration Statement.






                             Very truly yours,

                         /s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.



                             Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.